Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187388) of Model N, Inc. of our report dated December 6, 2013, relating to the consolidated financial statements of Model N, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

December 6, 2013